Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-271113 on Form S-3 and Registration Statement Nos. 333-183465, 333-259173, 333-275899, 333-279872 and 333-291855 on Form S-8 of our reports dated February 12, 2026, relating to the financial statements of Safehold Inc. and the effectiveness of Safehold Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, New York

February 12, 2026